As filed with the Securities and Exchange Commission on April 29, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MILLENNIUM BANKSHARES CORPORATION

(Name of Small Business Issuer in Its Charter)

Virginia	6021	54-1920520
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1601 Washington Plaza

Reston, Virginia 20190

(703) 464-0100

(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Janet A. Valentine

Executive Vice President and

Chief Financial Officer

Millennium Bankshares Corporation

1601 Washington Plaza

Reston, Virginia 20190

(703) 464-0100

(Name, Address and Telephone Number of Agent For Service)

Copies of Communications to:

Wayne A. Whitham, Jr., Esq.

John M. Oakey, III, Esq.

Williams Mullen

A Professional Corporation

1021 East Cary Street

Richmond, Virginia 23219

(804) 643-1991

Approximate Date of Commencement of Proposed Sale to the Public:    As soon as practicable after the Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-112385

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $5.00 per share	986,381	$6.50	$6,411,477	$813

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Registration Statement on Form SB-2, File No. 333-112385, filed by Millennium Bankshares Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on January 30, 2004, and as amended on March 26, 2004, including the exhibits thereto, and declared effective by the Commission on April 28, 2004, are hereby incorporated by reference into this registration statement. This registration statement is being filed with respect to the registration of an additional 986,381 shares of the Registrant’s common stock, par value $5.00 per share, pursuant to Rule 462(b) under the Securities Act.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the County of Fairfax, Commonwealth of Virginia, on April 29, 2004.

MILLENNIUM BANKSHARES CORPORATION

By:	/s/ Carroll C. Markley

Carroll C. Markley Chairman, President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Carroll C. Markley	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 29, 2004

Carroll C. Markley

/s/ Janet A. Valentine	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 29, 2004

Janet A. Valentine

	Director	April 29, 2004

Michael Colen

*	Director	April 29, 2004

L. James D’Agostino

	Director	April 29, 2004

Susan B. Gregg

	Director	April 29, 2004

William P. Haggerty

Signature	Title	Date

*	Director	April 29, 2004

Stewart R. Little

*	Director	April 29, 2004

David B. Morey

*	Director	April 29, 2004

Arthur J. Novick

*	Director	April 29, 2004

Rolando J. Santos

*	Director	April 29, 2004

Robert T. Smoot

*	Director	April 29, 2004

Douglas K. Turner

*	Carroll C. Markley, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and previously filed with the Securities and Exchange Commission as part of the Registration Statement on Form SB-2, File No. 333-112385, as amended, referenced herein.

Dated: April 29, 2004	/s/ Carroll C. Markely

Carroll C. Markley

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Williams Mullen.

23.1	Consent of Williams Mullen (included in Exhibit 5.1).

23.2	Consent of Thompson, Greenspon & Co., P.C.